SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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Check the appropriate box:

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       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                              INTERLINK ELECTRONICS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                                                                     INTERLINK
                                                                     ELECTRONICS



April 28, 1997

Dear Shareholder:

     You are cordially invited to the Annual Meeting of Interlink Electronics, Inc. to be held at the Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California, 93012 on June 27, 1997, at 10:00 a.m., Pacific Daylight Time. Your attendance will provide you with an opportunity to hear management's report on the operations and meet with directors and representatives of the Company.

     The Secretary's notice of the meeting and Proxy Statement accompany this letter and describe the matters on which action will be taken.

     This year, you are being asked to vote on two proposals: to elect one director to serve a term of three years; and to ratify the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1997. Our Board of Directors unanimously recommends that you vote FOR both of these proposals as presented.

     It is important that your views be represented at the meeting whether or not you are able to attend. Accordingly, we respectfully request that you sign, date and promptly return your proxy in the enclosed postage-paid envelope.

     On behalf of the directors and employees of the Company, we value and appreciate your continued interest in and support of Interlink Electronics, Inc.

Sincerely,


E. MICHAEL THOBEN

E. Michael Thoben
Chairman, CEO & President




                           Interlink Electronics, Inc.
 546 Flynn Road . Camarillo, CA 93012 . Phone: 805-484-8855 . Fax: 805-484-8989

                            Interlink Electronics KK
    1-11-1 Higashi-Kanda . Chiyoda-ku Tokyo, Japan . Phone: 81-3-3863-6493 .
                              Fax: 81-3-3863-6442

                           INTERLINK ELECTRONICS, INC.
                                 546 Flynn Road
                           Camarillo, California 93012

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 27, 1997

To the Shareholders of Interlink Electronics, Inc.:

     The annual meeting of the shareholders of Interlink Electronics, Inc. a Delaware corporation, will be held at the Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California, 93012 on June 27, 1997, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     1.   to elect one director to serve a term of three years;

     2. to ratify the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1997; and

     3. to transact any other business that properly comes before the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on April 15, 1997 will be entitled to vote at the annual meeting. The meeting is subject to adjournment from time to time as the shareholders present in person or by proxy may determine. You are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors

                                       PAUL D. MEYER

                                       Paul D. Meyer
                                       Secretary

Camarillo, California
April 25, 1997

                           INTERLINK ELECTRONICS, INC.

                                 546 Flynn Road
                           Camarillo, California 93012

                                 April 25, 1997

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                     SOLICITATION AND REVOCABILITY OF PROXY

     A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on June 27, 1997. The Company will bear the cost of preparing and mailing the proxy, the proxy statement, and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself -- the beneficial owner may not vote the shares directly and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote the shares.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless the shareholder wishes to do so. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominees for director, for the approval of the proposals presented, and in accordance with the recommendations of management on any other business that may properly come before the meeting or matters incident to the conduct of the meeting.

PROPOSAL 1: ELECTION OF DIRECTOR

Nominee

     The Board of Directors of the Company, pursuant to the Company's Bylaws, is divided into three classes, and the term of office of one class expires each year. Merritt M. Lutz is the nominee for election at this meeting for a three-year term expiring in 2000.

     The following table briefly describes the Company's nominee for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.

                                                                 Director      Term
Name, Principal Occupation and Other Directorships      Age       Since       Expires
--------------------------------------------------      ---      --------     -------
                                     Nominee
                                     -------
Merritt M. Lutz                                         54         1994         1997
Managing Director, Morgan Stanley & Company,
Inc.; from 1989 to 1994, President and Chief
Operating Officer of Candle Corporation

                              Continuing Directors
                              --------------------

E. Michael Thoben III                                   43         1990         1999
Chairman of the Company since September, 1994,
President of the Company since June, 1990, and
Chief Executive Officer since February 1994; from
1979 to 1990 employed by Polaroid Corporation, most
recently as director of a worldwide business unit

George Gu                                               50         1991         1999
President of GTM Corporation; Chairman,
GTM (Asia) Investment Holding Limited

Eugene F. Hovanec                                       45         1994         1998
Vice President and Chief Financial Officer
of Vitesse Semiconductor Corporation; from
1989 to 1994, Vice President and Chief Financial
Officer of Digital Sound Corporation

Carolyn MacDougall                                      45         1985         1998
President, Teeccino Caffe Inc., and
a co-founder of the Company

     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the meeting. Abstentions and broker non-votes will be treated as shares present and not voting. The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of all the nominees. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the annual meeting or the proxies may be voted for such other candidate or candidates nominated by the Board of Directors in accordance with the authority conferred in the proxy.

Board Committees and Meetings

     The Board of Directors met 9 times during the last fiscal year. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committee of which he or she was a member.

     The Board of Directors maintains an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee, comprised of Messrs. Hovanec and Gu and Ms. MacDougall, oversees actions taken by the Company's independent auditors. The Audit Committee held one meeting during the last fiscal year. The Compensation Committee, comprised of Messrs. Hovanec, Lutz and Ms. MacDougall, reviews the compensation levels of the Company's executive officers and makes recommendations to the Board of Directors regarding changes in compensation. The Compensation Committee also administers the Company's 1988 Stock Option Plan and the Company's 1993 Stock Incentive Plan and 1996 Stock Option Plan, recommends grants under the plans to the Board of Directors. See "Executive Compensation Plan --Stock Options, and "--Report of the Compensation Committee on Executive Compensation." The Compensation Committee held 2 meetings during the last fiscal year. The Nominating Committee, comprised of Messrs. Thoben , Lutz, and Carolyn MacDougall, makes recommendations to the Board of Directors concerning nominees to the Board of Directors. The Nominating Committee had one meeting in fiscal 1996.

Director Compensation

     Directors are paid a director's fee of $500 for each board meeting attended in person and $100 per hour (up to a maximum of $500) for each Board meeting attended telephonically. They are also reimbursed for the cost of attendance at Board meetings. Any director who is not an employee of the Company and has not, within one year, been an employee of the Company ("Non-Employee Director") is eligible to receive options under the 1996 Stock Incentive Plan (the "Plan"). The option price for all options granted under the Plan is not less than the fair market value of the Common Stock on the date the option is granted. Each person who becomes a Non-Employee Director is automatically granted an option to purchase 20,000 shares of Common Stock at the time he or she becomes a Non-Employee Director. All options have a 10-year term from the date of grant. Each option becomes exercisable for 33 1/3% of the number of shares covered by the option at the end of each of the first three years of the option term. Options may be exercised only while the optionee is a director of the Company, within 30 days after the date the optionee terminates as a director, or within one year after the death of the optionee. Options are subject to adjustment in the event of certain changes in capital structure of the Company. The Plan also provides for the automatic, non-discretionary annual grant to all continuing Non-Employee Directors of options to purchase up to 5,000 shares of the Company's Common Stock.

PROPOSAL 2:  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On March 18, 1997, the Board of Directors appointed Arthur Andersen LLP to act as auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification of the appointment by the shareholders. Representatives of Arthur Andersen LLP have been invited to attend the annual meeting, will be given the opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                        THE BOARD OF DIRECTORS RECOMMENDS
               A VOTE IN FAVOR OF RATIFICATION OF THE ACCOUNTANTS

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The Company's Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is April 15, 1997. On that date there were 4,564,122 shares of Common Stock outstanding, entitled to one vote per share.

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of April 15, 1997 by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and each of the other officers named in the Summary Compensation Table, and (iv) all directors and officers as a group:

                                           Shares Beneficially         Percentage of
Name                                             Owned (1)            Common Stock (1)
----                                       -------------------        ----------------
E. Michael Thoben, III(2)                         321,604                   6.6%
c/o Interlink Electronics
546 Flynn Road
Camarillo, CA 91361

Calmont & Co.                                     276,000                   6.0%
201 3rd St. (11th Flr.)
San Francisco, CA 94103

                                       4

                                           Shares Beneficially         Percentage of
Name                                             Owned (1)            Common Stock (1)
----                                       -------------------        ----------------
George Gu(3)                                      164,327                   3.6%
c/o GTM Corporation
300 Change Hsaio E. Rd.
Taipei, Taiwan R.O.C. 10514

David J. Arthur(4)                                151,847                   3.2%

William A. Yates(5)                               151,801                   3.2%

Wendell W. Ritchey(6)                              84,062                   1.8%

Carolyn MacDougall(7)                              46,246                   1.0%

Merritt M. Lutz(8)                                 30,243                    *

Eugene F. Hovanec(9)                               29,478                    *

All directors and officers (including           1,028,021                  19.0%
those listed above) as a group (11
persons)(10)

-----------------------------

* Less than 1%

(1) All shares are held directly with sole voting and investment power unless otherwise indicted. Shares that the person or group has the right to acquire within 60 days after April 15, 1997 are deemed to be outstanding in calculating the percentage ownership of the person or group, but are not deemed to be outstanding as to any other person or group.

(2) Includes options to purchase 316,604 shares of Common Stock and 5,000 shares of Common Stock.

(3)  Includes options granted to Mr. Gu to purchase 14,604 shares of Common
     Stock, and 150,119 shares of Common Stock held by Force Sensor Investment
     Corporation, which is owned by Mr. Gu's family.

(4)  Consists of options to purchase 151,847 shares of Common Stock.

(5)  Consists of options to purchase 151,801 shares of Common Stock.

(6)  Consists of options to purchase 84,062 shares of Common Stock.

(7) Consists of options to purchase 12,331 shares of Common Stock, and 33,915 shares of Common Stock.

                                       5

(8)  Consists of options to purchase 30,243 shares of Common Stock.

(9) Comprises options to purchase 28,478 shares of Common Stock and 1,000 shares of Common Stock.

(10) Consists of 189,034 shares of Common Stock and options to purchase 838,897 shares of Common Stock.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers whose individual salary and bonus exceeded $100,000 during the last fiscal year, a summary of all compensation paid for services rendered in all capacities to the Company in each of the last three fiscal years.

                          Summary Compensation Table(1)

                                                                                Long-Term        All Other
                                                     Annual Compensation     Compensation     Compensation
                                             ---------------------------   --------------     ------------
                                  Year       Salary ($)     Bonus ($)(2)   Options (#)(3)              ($)
                                  ----       ----------     ------------   --------------        ---------
E. Michael Thoben, III            1994          165,000           33,000          220,000             ----
Chairman of the Board             1995          175,312           20,000             ----             ----
and CEO                           1996          178,448           17,000           55,000        28,000(4)

William A. Yates                  1994          101,617           20,000           45,000             ----
Senior Vice President,            1995          110,566           15,000           45,000             ----
Marketing and Sales               1996          121,140           12,000           35,000             ----

David A. Arthur                   1994          102,589           20,200           45,000             ----
Senior Vice President             1995          111,671           15,000           45,000             ----
Operations                        1996          122,179           12,000           35,000             ----

Wendell Ritchey                   1994           70,833           ------(5)        40,000             ----
Vice President, Product           1995           90,100           10,000           30,000             ----
Development and                   1996           95,250            9,000           25,000             ----
Engineering

--------------------

(1)  Interlink Electronics, Inc. became a reporting company under the Securities
     Exchange Act of 1934 during the fiscal year ended December 31, 1993. With respect to each of the officers named above, the aggregate amount of perquisites and other personal benefits received during 1994, 1995 and 1996 each were less than either $50,000 or 10% of the total of annual salary and bonus reported for each officer.

                                       6

(2) Bonuses listed are paid with respect to performance during the prior fiscal year. See "Report of Compensation Committee On Executive Compensation
     --Executive Officer Compensation Plan--Cash Bonus Plan."

(3)  All unexercised options previously granted in 1994 under the 1993 Stock
     Incentive to employees of the Company as of January 24, 1995 were reissued
     (the "Reissued Options") by the Board of Directors to all optionees who were employees of the Company as of that date, upon the recommendation of the Compensation Committee of the Board, at a new exercise price of $4.375 per share of Common Stock.

(4) Consists of cash received in exchange for the elimination of excess accrued vacation leave.

(5) Mr. Ritchey joined the Company in March 1994, and did not receive a bonus in 1994.

Stock Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made by the Company during fiscal 1996 to each of the executive officers of the Company named in the Summary Compensation Table.

                        Option Grants in Fiscal Year 1996

                                            Percent of
                                                 Total
                              Number of        Options                             Potential Realizable Value
                             Securities     Granted to                                      at assumed Annual
                             Underlying      Employees       Exercise     Expira-        Rates of Stock Price
                                Options      in Fiscal          Price       tion                 Appreciation
                             Granted(1)        Year(2)      per Share    Date(3)           for Option Term(4)
                             ----------     ----------      ---------     ------   --------------------------
                                                                                              5%          10%
                                                                                         -------     --------
E. Michael Thoben              55,000         14.0%           $5.75        2001          $87,450     $193,600

William Yates                  35,000          8.9%           $5.75        2001          $55,650     $123,200

David Arthur                   35,000          8.9%           $5.75        2001          $55,650     $123,200

Wendell Ritchey                20,000          5.1%           $5.75        2001          $31,800      $70,400


(1)  These options were granted pursuant to the Company's 1996 Stock Incentive
     Plan (the "Plan").

(2) In fiscal 1996, the Company granted a total of 393,000 options under the Plan, and this number is used in calculating the percentages set forth in this column.

(3) Options granted under the Plan generally expire on the fifth anniversary of the date of grant. Options granted under the Plan expire prior to the fifth anniversary of grant (i) if the optionee's employment (or service as a director, as applicable) is terminated for any reason (other than death or disability), in which case options vested

                                       7

     but unexercised at the date of termination may be exercised within 90 days after the date of termination, or (ii) if employment (or service as a director, as applicable) terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised within 12 months after the date of termination. If employment (or service as director, as applicable) is terminated by death of the optionee, the option generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation. Value shown is net of exercise costs.

Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Values

     The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during fiscal 1996 by each of the executive officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                 Aggregated Option Exercises in Fiscal Year 1996
                        and Fiscal Year-End Option Values

                                                                                                   Value of Unexercised
                                  Shares                          Number of Unexercised            In-the-Money Options
                                  Shares                            Options at Year-End                  at Year-End(1)
                             Acquired on       Value      -----------------------------    ----------------------------
                                Exercise    Realized      Exercisable     Unexercisable    Exercisable    Unexercisable
                             -----------    --------      -----------     -------------    -----------    -------------
E. Michael Thoben, III             -----       -----          282,459            39,875       $427,521          $20,643

William Yates                      -----       -----          126,294            36,706       $154,962          $13,913

David Arthur                       -----       -----          126,340            36,706       $155,175          $13,913

Wendell Ritchey                    -----       -----           67,845            22,155        $72,711           $8,189

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 1996, based on the last sale price of $6.00 per share of Common Stock on that date (as reported by the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of options.

Other Compensation

     The Company provides certain officers with automobile allowances. These benefits, valued at their incremental cost to the Company, did not exceed $50,000 or 10% of the compensation reported for any individual officer, and with respect to the executive officers as a group (five persons), such compensation did not exceed $50,000 multiplied by the number of persons in the group or 10% of the cash compensation reported in the Cash Compensation Table for the group.

Employment Agreements

     Effective April 1, 1996, the Company entered into two-year employment agreement with E. Michael Thoben, III, pursuant to which Mr. Thoben is employed as President and Chief Executive Officer. This employment agreement provides for payment of a specified salary and certain incentive compensation and prohibits Mr. Thoben from engaging in any business competitive with the Company's business for the term of the agreement or, upon termination of the agreement, soliciting customers of the Company by disclosing any of the Company's trade secrets or other confidential information. The employment agreement was entered into after Mr. Thoben was already serving as an officer of the Company. Under California law, the post-employment non-competition provisions of the Company's employment agreement with Mr. Thoben may be unenforceable, in whole or in part.

     Effective April 1, 1996, the Company entered into two-year employment agreement with William Yates, pursuant to which Mr. Yates is employed as Senior Vice President, Marketing and Sales. This employment agreement provides for payment of a specified salary and certain incentive compensation and prohibits Mr. Yates from engaging in any business competitive with the Company's business for the term of the agreement or, upon termination of the agreement, soliciting customers of the Company by disclosing any of the Company's trade secrets or other confidential information. The employment agreement was entered into after Mr. Yates was already serving as an officer of the Company. Under California law, the post-employment non-competition provisions of the Company's employment agreement with Mr. Yates may be unenforceable, in whole or in part.

     Effective April 1, 1996, the Company entered into two-year employment agreement with David Arthur, pursuant to which Mr. Arthur is employed as Senior Vice President, Operations. This employment agreement provides for payment of a specified salary and certain incentive compensation and prohibits Mr. Arthur from engaging in any business competitive with the Company's business for the term of the agreement or, upon termination of the agreement, soliciting customers of the Company by disclosing any of the Company's trade secrets or other confidential information. The employment agreement was entered into after Mr. Arthur was already serving as an officer of the Company. Under California law, the post-employment non-competition provisions of the Company's employment agreement with Mr. Arthur may be unenforceable, in whole or in part.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         There are none.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION<F1>

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. Following such determination by the Committee, issues concerning officer compensation are submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in this approval process. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

     The Company's compensation policies for officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentive for the executives to manage the Company's business effectively for the benefit of its shareholders.

     The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company, and to provide incentive for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants.

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus paid by the Company generally do not exceed this limit. However, upon exercise of nonqualified stock options, the excess of current market price over the option price (option spread) is treated as compensation. Therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under Internal Revenue Service regulations, the $1,000,000 cap on deductibility will not apply to option spread compensation from exercise of a nonqualified stock option that meets certain requirements. The Company's current policy results in options that generally meet those requirements.

     Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

--------------

<F1> This section is not "soliciting material," is not deemed "filed" with the
     Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such a filing.

     Salary. The Company attempts to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the computer electronics and technology industry. In determining individual salaries within the established ranges, the Committee takes into account individual experience, job responsibility and individual performance during the prior year. The Committee does not assign a specific weight to each of these factors in establishing individual base salaries. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the factors described above.

     In determining 1996 salaries, the Compensation Committee compared the 1996 salaries to the ranges established in fiscal 1996, reviewed salaries of executives of similar companies, and made specific adjustments to the 1995 compensation levels as determined by the Committee to be appropriate in the circumstances.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives and other employees to achieve predetermined Company performance objectives. Performance objectives for the Company as a whole are determined at the beginning of each fiscal year during the annual budgeting process and are approved by the Board of Directors. These performance objectives are established based upon competitive conditions and general economic circumstances then prevailing in the industries in which the Company does business. The Company currently has one cash bonus plan covering the executive officers of the Company.

     Eligibility of an executive officer for a bonus is generally dependent upon the achievement of the predetermined performance objectives of the bonus plan. Target bonus amounts are established by the Committee for each executive officer at the beginning of each fiscal year, at a percentage of the executive officer's base salary. The bonus target for executive officers in fiscal 1996 was 20% of base salary. If the predetermined performance goals are met, a preliminary bonus amount is calculated under the bonus formula up to a maximum of the target bonus amount. The final bonus amount paid to an eligible executive officer is determined by the Committee, which has discretion to increase or decrease the formula-derived figure within certain limits based upon the Committee's assessment of the individual's performance, and to pay special bonuses in extraordinary circumstances as judged by the Compensation Committee.

     Bonus awards for fiscal 1996 were formula-derived for participants in the bonus program. The formula employed contains an objective component, linked to the Company's revenue growth and profitability , as well as a subjective component, based upon the Committee's assessment of the individual officers' relative contribution to the Company as a whole. Based on the attainment of performance objectives of the 1996 Plan and the subjective component as recommended by the Compensation Committee, executive officers received fiscal 1996 bonuses averaging 15% of base of salary. 1996 bonuses were paid to officers in the first quarter of 1997.

     Stock Options. Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1993 and 1996 Stock Incentive Plans (the "Plans"), the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of nonstatutory options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the last sale price as reported on the Nasdaq National Market on the date of grant). Options generally vest at 25% of the grant on the grant date and on the anniversary date of the grant for the three succeeding years. Stock options generally have a five-year term but terminate earlier if employment is terminated. Option grants to executive officers depend upon the level of responsibility and position, and the Committee's subjective assessment of performance, the number of options granted in the past and the exercise price of such grants, among other factors. In fiscal 1996, the Board of Directors, upon recommendation of the Committee, made the following grants of options to purchase Company Common Stock to executive officers of the Company: E. Michael Thoben, III, 55,000 shares; William A. Yates, 35,000 shares; David J. Arthur, 35,000 shares; Paul D. Meyer, 30,000 shares; and Wendell Ritchey, 25,000 shares. The Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

     Chief Executive Officer Compensation. The Committee determined the Chief Executive Officer's compensation for fiscal 1996, with the final approval of the Board of Directors, employing the same criteria that it used to set compensation for other executive officers. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and industry identified and upon a review of the Chief Executive Officer's performance. The Chief Executive Officer's bonus for fiscal 1996 was determined under the Executive Bonus Program, and was awarded under the Committee's discretionary powers. Option grants in fiscal 1996 were determined under the criteria described under Stock Options, above.

              Carolyn MacDougall, Chair

              Eugene Hovanec

              Merritt Lutz

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock, with the cumulative total return of the Nasdaq Composite Index and a peer group consisting of companies included in the Nasdaq Computer Manufacturers Index. The comparison is for the period commencing on May 31, 1993, the end of the month immediately preceding June 7, 1993, the date on which the Company's Common Stock was first traded as a stock registered under Section 12 of the Securities Exchange Act of 1934, through December 31, 1996. The comparison assumes $100 was invested on June 7, 1993 in the Company's Common Stock and assumes the reinvestment of the full amount of any dividends.

[Graphic line chart depicting the following:

                             Interlink Electronics
                    Cumulative Total Return To Shareholders
                               6/7/93 - 12/31/96

                                6/7/93     12/31/93     6/30/94    12/31/94     6/30/95     12/31/95    12/31/96
                                ------     --------     -------    --------     -------     --------    --------
Nasdaq Stock Market                100        111.1       101.4       108.6       135.3        153.4      188.86
Nasdaq Computer Mfg Stocks         100         96.8        76.1       106.3       136.3        167.4       122.1
Interlink Electronics              100          248         168         119         275          130         120

*    On $100 invested on June 7, 1993, including reinvestment of dividends.]


                              CERTAIN TRANSACTIONS

     There are none.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's executive officers and directors and persons who own more than 10% of Company Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require that persons filing these reports furnish copies to the Company.

     Based solely on a review of the copies of the reports received by the Company and on written representations of certain reporting persons, the Company believes that no executive officer or director failed to file any report required by Section 16(a) or failed to report any other transaction required by
Section 16(a) on a timely basis.

                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1996 is transmitted herewith.

                             DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Shareholders provides for transaction of any business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority if any other matters are presented.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in the proxy material for the Company's 1998 Annual Meeting must be received at the principal executive offices of the Company not later than January 4, 1998.

                                  By Order of the Board of Directors

                                  PAUL D. MEYER

                                  Paul D. Meyer
                                  Secretary

April 25, 1997

                                      PROXY

                           INTERLINK ELECTRONICS, INC.
                          Annual Meeting, June 27, 1997

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints E. Michael Thoben, III, and Paul D. Meyer, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Interlink Electronics, Inc. (the "Company") on June 27, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.   Election of Director:   Merritt M. Lutz

       FOR the nominee       AGAINST the nominee       WITHHOLD AUTHORITY

            [  ]                    [  ]                      [  ]

2. Proposal to ratify the appointment of Arthur Andersen LLP Touche as auditors of the Company for the fiscal year ending December 31, 1997:

            FOR                    AGAINST                  ABSTAIN

            [  ]                    [  ]                      [  ]

3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (Continued and to be signed on the other side.)

          The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of the director. The proxies may vote in their discretion as to other matters that may come before this meeting.


                                          Date:___________________________, 1997

P                                         Name: ________________________________
R
0                                         Signature(s): ________________________
X                                                       Signature or Signatures
Y

                                          Please date and sign as name is
                                          imprinted hereon, including
                                          designation as executor, trustee,
                                          etc., if applicable. A corporation
                                          must sign its name by the president or
                                          other authorized officer.

                                          The Annual Meeting of Shareholders of
                                          Interlink Electronics will be held on
                                          June 27, 1997 at 10:00 a.m., Pacific
                                          Daylight Time, at The Courtyard by
                                          Marriott, located at 4994 Verdugo Way,
                                          Camarillo, California, 93012.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.